UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 26, 2011
HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Wood Road	02184
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 781-848-7100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Haemonetics Corporation’s Annual Meeting of Stockholders was held on July 21, 2011. At the meeting:
1)	Lawrence C. Best, Brian Concannon, and Ronald L. Merriman were elected to serve as directors of Haemonetics;

2)	The amendment and extension of the Haemonetics Corporation 2005 Long-Term Incentive Compensation Plan were considered and approved;

3)	Advisory vote on the executive compensation program and the compensation paid to Haemonetics Corporation’s named executive officers was approved;

4)	Recommendation, by non-binding vote, to hold an advisory vote on executive compensation to occur every one (1) year was made;

5)	The selection of Ernst & Young LLP to serve as the independent registered public accounting firm of Haemonetics Corporation for fiscal year 2012 was ratified.
Below are the number of votes cast for or against, the number of abstentions, and the number of broker non-votes:
Election of Directors:

Director	Votes For	Withheld	Broker Non-Votes
Lawrence C. Best	23,328,852	323,202	776,375
Brian Concannon	23,478,871	173,183	776,375
Ronald L. Merriman	23,241,154	410,900	776,375
Amendment of long-term incentive compensation plan approval:

Votes For	Votes Against	Abstain	Broker Non-Votes
19,126,833	4,087,767	437,454	776,375
Advisory vote on executive compensation:

Votes For	Votes Against	Abstain	Broker Non-Votes
23,285,048	341,497	25,509	776,375
Frequency of advisory vote on executive compensation:

One (1) Year	Two (2) Years	Three (3) Years	Abstain	Broker Non-Votes
21,474,297	14,683	2,149,861	13,213	776,375
Ratification of auditors:

Votes For	Votes Against	Abstain
24,139,341	288,280	808

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION (Registrant)
Date: July 26, 2011	/s/ Christopher Lindop
Christopher Lindop, Chief Financial Officer
and VP Business Development

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